CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the incorporation by reference of our reports dated August 7, 1998 with respect to SR&F
Cash Reserves Portfolio, and August 14, 1998 with respect to SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, SR&F High Yield Portfolio, SR&F Municipal Money Market Portfolio and SR&F High-Yield Municipals Portfolio in the Registration Statement (Form N-1A) of SR&F Base Trust, filed with the Securities and Exchange Commission in this Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-7996).

                                      ERNST & YOUNG LLP


Chicago, Illinois
October 21, 1998




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          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated November 7, 1997 and November 11, 1997, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the SR&F Base Trust, (comprising the SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Special Portfolio, SR&F Special Venture Portfolio, SR&F International Portfolio and SR&F Growth Investor Portfolio).


                                 ARTHUR ANDERSEN LLP

Chicago, Illinois
October 23, 1998